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                                                                Exhibit (b)(2)


                             SUBSCRIPTION AGREEMENT


         1. The undersigned, MILPI Holdings, LLC, intending to be legally bound, hereby subscribes to purchase for the following:

            (a) On the date hereof, 20 shares of common stock, par value
$.01 per share (the "COMMON STOCK"), of MILPI Acquisition Corp., a Delaware corporation (the "CORPORATION"), for a purchase price of $100,000 per share or an aggregate consideration of $2,000,000;

            (b) On the Offer Conditions Satisfaction Date (as defined in the Agreement and Plan of Merger to be entered into by and between Corporation and PLM International, Inc. (the "MERGER AGREEMENT")), the number of shares of Common Stock such that, at a purchase price of $100,000 per share, the consideration paid for such shares, together with the consideration paid pursuant to Section 1(a), will be sufficient for the Corporation to satisfy all of its obligations under the Merger Agreement in connection with the Offer (as defined in the Merger Agreement); and

            (c) On the Closing Date (as defined in the Merger Agreement), the number of shares of Common Stock such that, at a purchase price of $100,000 per share, the consideration paid for such shares will be sufficient for the Corporation to satisfy all of its obligations under the Merger Agreement in connection with the Merger (as defined in the Merger Agreement).

         2. It is the understanding of the Corporation (in reliance upon the following representations and warranties), and the undersigned hereby represents and warrants to the Corporation with respect to the purchase of the shares of Common Stock hereunder, that:

            (a) This Subscription Agreement (this "AGREEMENT") has been duly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

            (b) The undersigned is acquiring the Common Stock for its own account, for investment only, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

            (c) The undersigned has knowledge and experience in financial and business matters generally and is capable of evaluating the transactions which are the subject of this Subscription Agreement. In particular, the undersigned is fully familiar with financial and business matters relating to the Corporation. During the course of the transactions contemplated hereby and prior to the sale of the shares of Common Stock, the undersigned has reviewed this Agreement, and has had the opportunity to ask questions of, and has received answers from, the Corporation concerning the transaction contemplated hereby. The undersigned has been furnished with all materials relating to the Corporation and its proposed business activities that have been requested and which the Corporation possesses or could acquire without unreasonable effort or expense. The undersigned has relied solely on the representations and warranties contained herein and its own knowledge about the Corporation in making his decision to purchase the Common Shares.


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                                      -2-



            (d) The undersigned understands that because the shares of Common Stock have not been registered under the Securities Act or the securities laws of any state, the undersigned cannot dispose of any or all of the shares of Common Stock unless such shares are subsequently registered or qualified, as the case may be, under the Securities Act and all applicable state securities laws, or unless exemptions from such registrations or qualifications, as applicable, are available. The undersigned understands that each certificate representing the shares of Common Stock will bear the following legend or one substantially similar thereto:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

            (e) The undersigned is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Corporation and is able to bear the economic risk of loss of its entire investment in the Corporation.

            (f) The undersigned has received and reviewed all information that the undersigned has requested or sought regarding the Common Stock necessary to make an informed decision to invest in the Common Stock, and the undersigned has been afforded reasonable time to ask questions about the Corporation and the terms and conditions of the sale of the Common Stock, and has received complete and satisfactory answers to all such questions.

            (g) The undersigned has been advised that the shares of Common Stock have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction, that there is no market for the Common Stock and that the Corporation in issuing the Common Stock is relying upon, among other things, the representations and warranties of the undersigned contained in this Agreement.

         3. This Subscription Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.


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                                      -3-



         IN WITNESS WHEREOF, the undersigned has signed this Subscription Agreement as of the 15th day of December, 2000.


                      MILPI HOLDINGS, LLC

                               By:  AFG Investment Trust A, its Member

                                        By:  AFG ASIT Corporation

                                        By:  /s/ James A. Coyne
                                             -----------------------------------
                                        Name:  James A. Coyne
                                        Title:  Senior Vice President

                               By:  AFG Investment Trust B, its Member

                                        By: AFG ASIT Corporation

                                        By:  /s/ James A. Coyne
                                             -----------------------------------
                                        Name:  James A. Coyne
                                        Title:  Senior Vice President

                               By:  AFG Investment Trust C, its Member

                                        By: AFG ASIT Corporation

                                        By:  /s/ James A. Coyne
                                             -----------------------------------
                                        Name:  James A. Coyne
                                        Title:  Senior Vice President

                               By:  AFG Investment Trust D, its Manager

                                        By: AFG ASIT Corporation

                                        By:  /s/ James A. Coyne
                                             -----------------------------------
                                        Name:  James A. Coyne
                                        Title:  Senior Vice President

Accepted and agreed as of the
date set forth above

MILPI ACQUISITION CORP.

By:  /s/ Gary D. Engle
     -------------------------------
Name:  Gary D. Engle
Title:  President